                                 ACTIVCARD S.A.


           4,000,000 Shares in the form of American Depositary Shares

                             Underwriting Agreement

                                                                  March __, 2000

J.P. Morgan Securities Inc.
SG Cowen Securities Corporation
SoundView Technology Group, Inc.
     As Representatives of several underwriters
     listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

          ActivCard S.A., a SOCIETE ANONYME (corporation) organized under the laws of the Republic of France (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES") an aggregate of 4,000,000 of its ordinary shares, nominal value FF6.25 per share (the "ORDINARY SHARES"), all of which shall initially be deposited pursuant to the Deposit Agreement referred to below and delivered in the form of American Depositary Shares ("ADSS") (the "UNDERWRITTEN SECURITIES"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Securities, Vertex Investment International (III), Inc., Vertex Investment (II) Ltd. and Vertex Asia Limited (the "VERTEX SHAREHOLDERS") and Thomas A. Arthur, Douglas M. Kernan and George Wikle (the "MANAGEMENT SHAREHOLDERS" and together with the Vertex Entities, the "SELLING Shareholders"), propose to sell, at the option of the Underwriters, up to an additional 600,000 Ordinary Shares in the form of ADSs (collectively, the "OPTION SECURITIES"). The 500,000 Ordinary Shares to be sold in the form of ADSs by the Vertex Shareholders are hereinafter referred to as the "VERTEX SHARES" and the 100,000 Ordinary Shares to be sold in the form of ADSs by the Management Shareholders are hereinafter referred to as the "MANAGEMENT SHARES." The Underwritten Securities and the Option Securities are herein referred to as the "SECURITIES."

          It is understood that the Ordinary Shares will be sold in the form of ADSs, each initially representing one Ordinary Share. The Company will enter into a Deposit Agreement (the "DEPOSIT AGREEMENT") on or prior to the Closing Date (as hereinafter defined) among the Company, The Bank of New York, as Depositary (the "DEPOSITARY"), and holders from time to time of American Depositary Receipts

("ADRS") issued by the Depositary and evidencing the ADSs.

          The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form F-1, including a prospectus, relating to the Securities. The registration statement as amended at the time when it shall become effective including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "REGISTRATION STATEMENT," and the prospectus in the form first used to confirm sales of Securities is referred to in this Agreement as the "PROSPECTUS." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. In addition, a registration statement on Form F-6 in respect of the ADSs has been filed with and declared effective by the Commission (such registration statement, as amended at the time it became effective, is hereinafter called the "ADS REGISTRATION STATEMENT").

          The Company and each of the Selling Shareholders hereby agrees with the Underwriters as follows:

          1. The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto (or such number increased as set forth in Section 9 hereof) at a purchase price per Security (the "PURCHASE PRICE") of U.S.$[ ].

          In addition, each of the Selling Shareholders agrees, severally and not jointly, to sell the Option Securities to the several Underwriters as hereinafter provided, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Selling Shareholders up to an aggregate of 600,000 Option Securities at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Securities by the several Underwriters.

          If any Option Securities are to be purchased, the number of Option

Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Securities as the Representatives in their sole discretion shall make.

          The Underwriters may exercise the option to purchase the Option Securities at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Attorney-in-Fact (as defined below). Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least three Business Days prior to the date and time of delivery specified therein.

          2. The Company and the Selling Shareholders understand that the Underwriters intend (i) to make a public offering of the Securities as set forth in the Prospectus as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

          3. Payment for the Securities shall be made in U.S. dollars by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Securities, on March __, 2000, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or to the accounts specified in writing by the Attorney-in-Fact to the Representatives in the case of the Option Securities, on the date and time specified by the Representatives in the written notice to the Attorney-in-Fact of the Underwriters' election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the "CLOSING DATE" and the time and date for such payment for the Option Securities, if other than the Closing Date, are herein referred to as the "ADDITIONAL CLOSING DATE." As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City or France.

          Payment for the Securities to be purchased on the Closing Date or Additional Closing Date, as the case may be, shall be made only against registration on the books of Banque Paribas, acting as account holder of the Company's Ordinary Shares and as custodian for the Depositary (the "CUSTODIAN BANK"), of (i) the Ordinary Shares underlying the ADSs to the account of the Custodian Bank, (ii) an instruction by Banque Paribas to the Depositary to issue the ADSs and (iii) a global ADR evidencing all such ADSs. The ADRs shall be in book-entry form and shall be in such names and in such denominations as the Representatives shall request in writing addressed to the Depositary not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any and all stamp, transfer or similar taxes or duties payable in connection with (i) the registration by the Company or the Selling Shareholders, as the case may be, of the Ordinary Shares with the Depositary or the Custodian Bank against the issuance of the global ADR evidencing ADSs and (ii) the issue, sale and registration by the Company or the Selling Shareholders, as the case may be, of the Ordinary Shares underlying the ADSs to the Underwriters having been duly paid by the Company or the Selling Shareholders, as the case may be. The global certificate for the ADR will be made available for inspection and packaging by the Representatives not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

          4. (A) The Company represents and warrants to each Underwriter that:

          (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

          (b) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the

     Company, threatened by the Commission; and the Registration Statement, the ADS Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and the ADS Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement, the ADS Registration Statement or the Prospectus made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein and (ii) information relating to the distribution of the Securities by the Underwriters furnished to the Company in writing expressly for use therein;

          (c) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

          (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE"), otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;

          (e) the Company is a SOCIETE ANONYME duly organized and validly existing under the laws of the Republic of France, with STATUTS duly approved in accordance with law, and with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business in all other jurisdictions in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified would not have a material adverse effect on the business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

          (f) each of the Company's subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business in all other jurisdictions in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares and except as described in the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (g) this Agreement has been duly authorized, executed and delivered by the Company;

          (h) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

          (i) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

          (j) the Ordinary Shares to be issued and sold by the Company and the Ordinary Shares to be sold by the Selling Shareholders hereunder have been duly authorized, and, when issued and delivered in the form of ADSs to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of such Ordinary Shares is not subject to any preemptive or similar rights which have not been validly set aside or waived;

          (k) upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement;

          (l) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or breach of or in default under, its STATUTS or other charter document or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations, breaches and defaults which would not, individually or in the aggregate, have a Material Adverse Effect; the issue and sale of the Underwritten Securities to be sold by the Company, the sale of the Option Securities by the Selling Shareholders and the performance by the Company and the Selling Shareholders of their respective obligations under this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein, therein and in the Prospectus will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the STATUTS or other charter document of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Underwritten Securities by the Company, the sale of the Option Securities by the Selling Shareholders or the consummation by the Company and the Selling Shareholders of the transactions contemplated by this Agreement, the Deposit Agreement and the Prospectus, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained under the Securities Act (ii) as may be required under the securities laws of any jurisdiction outside the United States or under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) which, if not obtained, would not have a Material Adverse Effect;

          (m) other than as set forth in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (n) except as disclosed in the Prospectus, under current laws and regulations of France and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities, including those in the form of ADSs, may be paid by the Company to the holder thereof in euro that may be converted into foreign currency and freely transferred out of France and all such payments made to holders thereof who are non-residents of France will not be subject to income, withholding or other taxes under laws and regulations of France or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in France or any political subdivision or taxing authority thereof or therein;

          (o) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

          (p) no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

          (q) except for rights which have been waived, no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Underwritten Securities to be sold by the Company or, to the knowledge of the Company, the sale of the Option Securities by the Selling Shareholders;

          (r) the Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

          (s) the Company is a "foreign private issuer" (as such term is defined in the rules and regulations of the Securities Act and the Securities Exchange Act of

     1934, as amended (the "EXCHANGE ACT");

          (t) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants as required by the Securities Act and applicable French laws and regulations;

          (u) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no material tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

          (v) other than as set forth in the Prospectus and except for the redevance due to the Commission Bancaire et Financiere or EASDAQ, for the capital duty of FF [ ] due by the Company upon any increase in share capital and for certain value-added taxes which may applicable to certain commissions and fees payable to the Underwriters, no ad valorem stamp, duty, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in France is payable in connection with (A) the registration under the name of the Custodian Bank with Banque Paribas of Ordinary Shares against the issuance of the ADRs evidencing ADSs in accordance with the Deposit Agreement, (B) the issue, sale and transfer of the Ordinary Shares and ADSs to or for the respective accounts of the Underwriters, in accordance with the terms of this Agreement and the Deposit Agreement or
     (C) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof (it being understood, for the avoidance of doubt, that the foregoing shall not apply to any subsequent sales of the Securities in the secondary market) in accordance with the terms of this Agreement and in the manner contemplated in the Prospectus[, provided that this Agreement, after it has been executed by the Company, is executed by or on behalf of the Underwriters outside France];

          (w) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Ordinary Shares or the Securities, within the meaning of the Exchange Act, as amended, or other applicable laws, rules or regulations;

          (x) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where failure of the Company or any of its subsidiaries to own, possess or have obtained such licenses, permits, certificates, consents, orders, approvals or other authorizations from, and to have made such declarations or filings with, such entities would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and its subsidiaries is in material compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

          (y) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect;

          (z) the Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies of similar size engaged in similar businesses in similar industries;

          (aa) the Company and its subsidiaries have all required title or licenses to patents, know-how, trademarks, service marks and trade names necessary to operate the businesses now operated by them and as contemplated by the Prospectus and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

          (bb) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

          (cc) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("CODE"), except as would not have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or
     Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such plan which is subject to the funding rules of
     Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

          (dd) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which are believed by the Company to be reliable; and

          (ee) to the knowledge of the Company, there are no outstanding claims for services, either in the nature of a finder's fee or origination fee, with respect to any of the transactions contemplated hereby. It is understood that this representation does not apply to any Underwriter's discounts and commissions, as disclosed in the Prospectus.

          (B) Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:

          (a) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney (the "POWER OF ATTORNEY") and the Custody Agreement (the "CUSTODY AGREEMENT") hereinafter referred to, and for the sale and delivery of the Option Securities to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Option Securities to be sold by such Selling Shareholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Shareholder;

          (b) the sale of the Option Securities to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement, stock option agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar organizational documents of such Selling Shareholder, if applicable, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

          (c) such Selling Shareholder is the lawful owner of the Option Securities to be sold (or the lawful owner of options exercisable for the Securities to be sold) by such Selling Shareholder hereunder and upon sale and delivery of, an payment for, such Option Securities, as provided herein, such Selling Shareholder will convey to the Underwriters good and marketable title to such Option Securities, free and clear of all liens, encumbrances, equities and claims whatsoever;

          (d) such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares or the Securities to facilitate the sale or resale of the Option Securities, within the meaning of the Exchange Act or other applicable laws, rules or regulations; and

          (e) the information furnished to the Company by the Selling Shareholders specifically for use in the Prospectus as amended or supplemented, if applicable, under the caption "Principal and Selling Shareholders," does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

          (f) Each of the Management Shareholders represents and warrants that its stock option exercise notices representing the Management Shares to be sold by such Management Shareholders to the Underwriters in the form of Option Securities hereunder (the "EXERCISE NOTICES") have been placed in custody under a Custody Agreement relating to such Management Shares, in the form heretofore furnished to you, duly executed and delivered by such Management Shareholder to the Company, as custodian (the "CUSTODIAN") of the Exercise Notices. Each Selling Shareholder represents and warrants that it has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated therein, and each of them, as such Selling Shareholder's Attorneys-in-fact (the "ATTORNEYS-IN-FACT" or any one of them the "ATTORNEY-IN FACT") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders for the Option Securities as provided herein, to instruct Banque Paribas to issue the Management Shares represented by the Exercise Notices, to instruct Banque Paribas to transfer the Management Shares and Vertex Shares to the account of the Depositary at Banque Paribas, to authorize the delivery of the Option Securities to be sold by such Selling Shareholder hereunder, to receive payment from the Underwriters for the Option Securities to a bank account designated by the Attorney-in-Fact, and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

          (g) Each of the Management Shareholders agrees that the Management Shares represented by the Exercise Notices held in custody for such Management Shareholder under the Custody Agreement, and each of the Vertex Shareholders agrees that the Vertex Shares held in book-entry form by Banque Paribas, as account holder of the Company's Ordinary Shares, are subject to the rights of the Underwriters hereunder, and that the arrangements made by each Management Shareholder for such custody, and the appointment by each Selling Shareholder of the Attorneys-in-Fact pursuant to the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder are in compliance with any applicable stock option plan of the Company and shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Option Securities hereunder, Exercise Notices shall be transferred by or on behalf of such Management Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement to the persons specified in the Custody Agreement, and the Vertex Shares shall be transferred by or on behalf of such Vertex Shareholder in accordance with the terms and conditions of this Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

          5. (A) The Company covenants and agrees with each of the several Underwriters as follows:

          (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and to furnish copies of the Prospectus to the Underwriters in New York City prior to the close of business in New York City, on the second Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

          (b) to deliver, at the expense of the Company, to the Representatives five signed copies of the Registration Statement and the ADS Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits, and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

          (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when each of the Registration Statement and the ADS Registration Statement has become effective, (ii) when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, during the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Securities, or notification of any such order thereof, and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Securities a prospectus relating to the Securities is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) during the period of three years hereafter, the Company will furnish to each Representative as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to each Representative as soon as available, a copy of each report filed by the Company with the Commission under the Exchange Act or mailed by the Company to stockholders;

          (i) for a period of 150 days after the date of the prospectus relating to the public offering of the Securities not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any other securities of the Company which are substantially similar to the Ordinary Shares or the ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including, but not limited to, Ordinary Shares or ADSs which may be deemed to be beneficially owned by the Company in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or the ADSs or any securities of the Company which are substantially similar to the Ordinary Shares or the ADSs, including, but not limited to, any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise without the prior written consent of J.P. Morgan Securities Inc.; PROVIDED, HOWEVER, that clauses (i) and (ii) above shall not apply to the exercise of stock options issued pursuant to the Company's stock option plans existing on the date of the Prospectus or the Securities to be sold hereunder;

          (j) to use the net proceeds received by the Company from the sale of the Underwritten Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (k) to use its best efforts to list for quotation the ADSs on the National Association of Securities Dealers Automated Quotations National Market (the "Nasdaq National Market");

          (l) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Securities and on the execution and delivery of this Agreement; all payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which event the Company shall pay, to the extent permitted by law, such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

          (m) to comply with the terms and conditions or, and to perform its obligations under, the Deposit Agreement and to take such further steps as may be necessary, including hiring a replacement Depositary, if necessary, in order to accomplish the intent of the Deposit Agreement; and to furnish through the Depositary to each holder of ADSs English translations of all reports and other communications required under French law to be given to holders of Ordinary Shares; and

          (n) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, registration, transfer, execution and initial delivery of the Securities, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Securities under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the ADSs on the Nasdaq National Market, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc. (the "NASD"), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement, the ADS Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing certificates representing the Securities and (ix) the cost and charges of any transfer agent and any registrar.

          (B) Each of the Selling Shareholders covenants and agrees with each of the several Underwriters as follows:

          (a) for a period of 150 days after the date of the initial public offering of the Securities not to (i) offer, pledge, announce to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares without the prior written consent of the Representatives, in each case other than the Securities to be sold by such Selling Shareholder hereunder;

          (b) to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated;

          (c) Such Selling Shareholder will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

          (d) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) to the extent known by such Selling Shareholder, any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Shareholder or (iii) to the extent known by such Selling Shareholder, any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling Shareholder.

          6. The several obligations of the Underwriters hereunder to purchase the Securities on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their obligations hereunder and to the following additional conditions:

          (a) each of the Registration Statement and the ADS Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the

     Registration Statement or the ADS Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with
     Section 5(a) hereof;

          (b) the respective representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of each of the Closing Date and the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

          (c) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

          (d) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, satisfactory to the Representatives, to the effect set forth in subsections
     (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section 6 and to the further effect that there has not occurred any Material Adverse Change from that set forth or contemplated in the Registration Statement and (2) a certificate of the Selling Shareholders, satisfactory to the Representatives, to the effect set forth in subsection (b) of this Section 6 (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders);

          (e) Shearman & Sterling, U.S. and French counsel for the Company, shall have furnished to the Representatives their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

          (i) the Company is a SOCIETE ANONYME duly incorporated and validly existing under the laws of the Republic of France, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) ActivCard, Inc. is a corporation duly incorporated and validly existing under the laws of California, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (iii) other than as set forth or contemplated in the Prospectus, to such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, that would reasonably be expected to result in a Material Adverse Effect; to such counsel's knowledge, such counsel does not know of any statutes or regulations or contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (iv) this Agreement has been duly authorized, executed and delivered by the Company;

          (v) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

          (vi) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained under the heading "Description of Share Capital" in the Registration Statement and the Prospectus;

          (vii) the Ordinary Shares underlying the ADSs to be issued by the Company hereunder and deposited with the Custodian Bank pursuant to the Deposit Agreement, have been duly authorized and validly issued and fully paid and the issuance of such Ordinary Shares is not in violation of any preferential subscription rights of any holders of any securities of the Company which have not been validly set aside or waived;

          (viii) assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, upon the due and valid issuance by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will duly and validly issued and the person in whose names the ADRs are registered will be entitled to the rights specified therein and in the Prospectus, and the Deposit Agreement and the ADSs conform in all material respects to the description thereof contained in the Prospectus;

          (ix) the statements in the Prospectus under "Taxation," "Description of Share Capital," "Description of American Depositary Shares," insofar as such statements constitute matters of law or summaries of legal matters, are correct in all material respects;

          (x) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body in the United States of America or the State of New York or the Republic of France is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement or the Deposit Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

          (xi) none of the execution and delivery by the Company of this Agreement or the Deposit Agreement and the issue and sale of the Securities, or the performance by the Company of the terms of this Agreement or the Deposit Agreement will (a) contravene any applicable law, rule or regulation of the United States, France or the State of New York or, (b) any order or decree known to us of any court or government agency or instrumentality having jurisdiction over the Company, its subsidiaries or any of their properties or (c) violate the provisions of the organizational documents of the Company or any subsidiary, or result in a breach or constitute a default pursuant to any contract, indenture, mortgage, loan or credit agreement, note, lease or any other agreement or instrument known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults that would not have a Material Adverse Effect);

          (xii) such counsel shall state that the Registration Statement became effective under the Securities Act on March __, 2000 and the ADS Registration Statement became effective under the Securities Act on March __, 2000, and thereupon the offering of the Securities as contemplated by the Prospectus became registered under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the Securities Act;

          (xiii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

          (xiv) except as disclosed in the Prospectus, under current laws and regulations of France and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities, including those in the form of ADSs, may be paid by the Company to the holder thereof in euro that may be converted into foreign currency and freely transferred out of France and all such payments made to holders thereof who are non-residents of France will not be subject to income, withholding or other taxes under laws and regulations of France or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in France or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in France or any political subdivision or taxing authority thereof or therein;

          (xv) other than as set forth in the Prospectus, no ad valorem stamp, duty, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in France is payable in connection with (A) the deposit with the Depositary or the Custodian Bank of Ordinary Shares against the issuance of the ADRs evidencing ADSs in accordance with the Deposit Agreement, (B) the issue, sale and transfer of the ADSs to or for the respective accounts of the Underwriters, in accordance with the terms of this Agreement and the Deposit Agreement or (C) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof (it being understood, for the avoidance of doubt, that the foregoing shall not apply to any subsequent sales of the Securities in the secondary market) in accordance with the terms of this Agreement and in the manner contemplated in the Prospectus; and

          (xvi) such counsel shall state that no facts have come to their attention to cause them to believe that (A) the Registration Statement, the ADS Registration Statement and the Prospectus and any supplement or amendment thereto (other than any financial statements and related schedules and other financial information therein as to which no belief is expressed) do not comply as to form in all material respects with the Securities Act, (B) the Registration Statement and the prospectus included therein (other than any financial statements and related schedules and other financial information therein as to which no belief is expressed) at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or (C) the Prospectus (except as stated), as of its date and as of the Closing Date or the Additional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, Banque Paribas, as account holder of the Company's Ordinary Shares, and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

          The opinion of Shearman & Sterling described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) Emmit, Marvin & Martin, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

          (i) the Depositary has the full power, authority and legal right to carry out the terms of the Deposit Agreement;

          (ii) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, and, assuming due authorization, execution and delivery of the Deposit Agreement by the Company and further assuming that the Deposit Agreement is a valid and binding agreement of the Company, constitutes a valid and legally and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity;

          (iii) the ADSs, when issued under and in accordance with the terms of the Deposit Agreement, will be legally issued and entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs; and

          (iv) the ADS Registration Statement for the ADSs has been declared effective under the Securities Act of 1933, as amended, and, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof has been issued and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

          In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Depositary and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Depositary.

          (g) Shearman & Sterling, counsel for the Management Shareholders, shall have furnished to the Representatives their written opinion, dated the Additional Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

          (i) this Agreement has been duly executed and delivered by or on behalf of each of the Management Shareholders;

          (ii) a Power of Attorney has been duly executed and delivered by each Management Shareholder and constitute valid and binding agreements of each Management Shareholder in accordance with their terms, except with respect to any indemnification provisions to the extent limited by applicable law;

          (iii) the Custody Agreement has been duly executed and delivered by each Management Shareholder and constitutes a valid and binding agreement of each Management Shareholder in accordance with its terms, except with respect to any indemnification provisions to the extent limited by applicable law;

          (iv) each Management Shareholder has good and valid title to the Ordinary Shares to be sold by it in the form of ADSs pursuant to the Underwriting Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

          (v) good and valid title to the Ordinary Shares to be sold by each Management Shareholder in the form of ADSs pursuant to the Underwriting Agreement free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, has been transferred to the Custodian Bank on behalf of the Depositary;

          (vi) none of the execution and delivery of this Agreement and the issue and sale of the Option Securities, or the performance by any Management Shareholder of the terms of this Agreement will (a) contravene any applicable law, rule or regulation of the United States, France or the State of New York, or to our knowledge, any order or decree of any court or government agency or instrumentality having jurisdiction over such Management Shareholder or, (b) conflict with, result in a breach of, or constitute a default under the terms of any option plan or agreement to which such Management Shareholder is a party or bound; and

          (vii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body in the United States of America or the State of New York or the Republic of France is required for the sale of the Option Securities or the consummation by the Selling Shareholders of the transactions contemplated by this

          Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Option Securities by the Underwriters.

          In rendering such opinions, such counsel may make the usual and customary qualifications and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company or Banque Paribas, as account holder of the Company's Ordinary Shares, and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

          (h) Tan and Tan, local counsel for the Vertex Shareholders, shall have furnished to the Representatives their written opinion, dated the Additional Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

          (i) this Agreement has been duly authorized by or on behalf of each of the Vertex Shareholders;

          (ii) a Power of Attorney has been duly authorized by each of the Vertex Shareholders and constitutes valid and binding agreements of each Vertex Shareholder in accordance with their terms, except with respect to any indemnification provisions to the extent limited by applicable law;

          (iii) the sale of the Option Securities and the execution and delivery by each Vertex Shareholder of, and the performance by the Vertex Shareholders of their obligations under, this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized on the part of each of the Vertex Shareholders;

          (iv) each Vertex Shareholder has good and valid title to the Ordinary Shares to be sold by it in the form of ADSs pursuant to the Underwriting Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

          (v) good and valid title to the Ordinary Shares to be sold by each Vertex Shareholder in the form of ADSs pursuant to the Underwriting Agreement free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, has been transferred to the

          Custodian Bank on behalf of the Depositary;

          (vi) none of the execution and delivery of this Agreement and the issue and sale of the Option Securities, or the performance by any of the Vertex Shareholders of the terms of this Agreement will (a) contravene any law, rule or regulation of Singapore or, to our knowledge, any order or decree of any court or government agency or instrumentality having jurisdiction over any of the Vertex Shareholders or (b) conflict with, result in a breach of, or constitute a default under the terms of any option plan or agreement to which any of the Vertex Shareholders is a party or bound; and

          (vii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body in Singapore is required for the sale of the Option Securities or the consummation by the Vertex Shareholders of the transactions contemplated by this Agreement.

          In rendering such opinions, such counsel may make the usual and customary qualifications and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company or Banque Paribas, as account holder of the Company's Ordinary Shares, and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

          (i) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

          (j) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) the Securities to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

          (l) the Deposit Agreement shall be in full force and effect;

          (m) the Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the ADSs against issuance of the ADRs evidencing the ADSs pursuant to the Deposit Agreement, the execution, issuance and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives shall reasonably request; and

          (n) the "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or ADSs or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

          7. The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          Each of the Selling Shareholders severally and not jointly in proportion to the number of Shares to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but (x) only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, and (y) only to the extent of the gross proceeds received by such Selling Shareholders from the offering of the Option Securities, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the ADS Registration Statement the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          If any suit, action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person or persons against whom such indemnity may be sought (each, an "INDEMNIFYING PERSON") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Persons to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Persons shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Attorney-in-Fact. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first, second and third paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Selling Shareholders or Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities set forth opposite their names in Schedule I hereto, and not joint.

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Shareholders and (iii) acceptance of and payment for any of the Securities.

          8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Securities) may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Securities, by notice given to the Attorney-in-Fact prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the EASDAQ, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by U.S. Federal, New York State or French authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Securities being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

          9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

          If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED, HOWEVER, that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to Section 9 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Securities without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company or the Selling Shareholders, as the case may be, for the purchase of such Securities are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Securities, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Securities, the Representatives and the Selling Shareholders shall have the right to postpone the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company and the Selling Shareholders agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

          11. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: 212-648-5705); Attention: Syndicate Department. Notices to the Company shall be given to it at 6531 Dumbarton Circle, Freemont, California 94555 (telefax:510-574-0128); Attention: President. Notices to the Selling
Shareholders shall be given to the Attorney-in-Fact at [       ] (telefax: [
      ]); Attention: [        ].

          13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          14. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Underwriter as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

          15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE IN SUCH COURTS OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY WAIVES ANY IMMUNITY TO JURISDICTION TO WHICH IT MAY OTHERWISE BE ENTITLED OR BECOME ENTITLED (INCLUDING SOVEREIGN IMMUNITY TO PRE-JUDGMENT ATTACHMENT AND EXECUTION) IN ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, PRESENTLY LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, USA, AS ITS AUTHORIZED AGENT IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK UPON WHICH PROCESS MAY BE SERVED IN ANY SUCH SUIT OR RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY IN ANY SUCH SUIT OR PROCEEDING. THE COMPANY FURTHER AGREES TO TAKE ANY AND ALL ACTION AS MAY BE NECESSARY TO MAINTAIN SUCH DESIGNATION AND APPOINTMENT OF SUCH AGENT IN FULL FORCE AND EFFECT FOR A PERIOD OF SEVEN YEARS FROM THE DATE OF THIS AGREEMENT.

                            [Signature Page Follows]

          If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.


                                      Very truly yours,

                                      ACTIVCARD S.A.

                                      By:
                                             Name:
                                             Title:


                                      SELLING SHAREHOLDERS


                                      By:
                                             Name:
                                             Title:


                                      As Attorney-in-Fact acting on behalf of
                                      each of the Selling Shareholders named
                                      in Schedule II to this Agreement.

Accepted: March __, 2000

J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION
SOUNDVIEW TECHNOLOGY GROUP, INC.

Acting severally on behalf
of themselves and the
several Underwriters listed
in Schedule I hereto.

By: J.P. Morgan Securities Inc.
Acting on behalf of itself and the
several Underwriters listed in
Schedule I hereto.


By:
    Name:
    Title:

                                   SCHEDULE I


                                                                 Number of Underwritten
                                                                 Securities To Be
Underwriter                                                      Purchased
-----------                                                      ---------
J.P. Morgan Securities Inc.....................................  [        ]
SG Cowen Securities Corporation................................  [        ]
SoundView Technology Group, Inc................................  [        ]

                                                       Total     4,000,000
                                                                 ---------
                                                                 ---------

                                   SCHEDULE II


                                                             Number of Option
Selling Shareholders                                            Securities
--------------------                                         ----------------
Thomas A. Arthur                                                  40,000
Douglas M. Kernan                                                 20,000
George Wikle                                                      40,000
Vertex Investment International (III), Inc.                      250,000
Vertex Investment (II) Ltd.                                      125,000
Vertex Asia Limited                                              125,000

                                                       Total     600,000
                                                                 -------
                                                                 -------

                                                                       Exhibit A

                           [Form of Lock-Up Agreement]

                                LOCK-UP AGREEMENT


                                                         March __, 2000


J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION
SOUNDVIEW TECHNOLOGY GROUP, INC.
   As Representatives of the several
   Underwriters named in Schedule I to
   the Underwriting Agreement referred to below
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

               Re: ActivCard S.A. Equity Offering
                   ------------------------------

Ladies and Gentlemen:

          The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with ActivCard S.A., a French societe anonyme (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "UNDERWRITERS") of American Depositary Shares ("ADSS"), each representing one Ordinary Share, nominal value FF6.25 per share ("ORDINARY SHARES"), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

          In consideration of the Underwriters' agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, subject as set forth below, the undersigned will not, during the period ending 150 days after the effective date of the registration statement relating to the Public Offering (the "Registration Statement"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any other securities of the Company which are substantially similar to the Ordinary Shares or the ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including, but not limited to, Ordinary Shares or ADSs which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission securities which may be issued upon exercise of a stock option or warrant) (PROVIDED that such shares or securities are either now owned by the undersigned or are hereafter acquired prior to or in connection with the Public Offering) or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or the ADSs or any securities of the Company which are substantially similar to the Ordinary Shares or the ADSs, including, but not limited to, any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise; PROVIDED, HOWEVER, that clauses (1) and (2) above shall not apply to the exercise of (a) stock options issued pursuant to the Company's employee stock option plans existing on the effective date of the Registration Statement or the exercise of such options, (b) transfers by the undersigned to the Company, (c) transfers by the undersigned to any other entity which is a shareholder of the Company on the date hereof and which has signed a letter substantially similar to this Lock-Up Agreement and in form and substance satisfactory to you and (d) transfers by gift, will or intestacy of the undersigned's Ordinary Shares or ADSs or any securities of the Company which are substantially similar to the Ordinary Shares or ADSs, including, but not limited to, any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, PROVIDED that the transferee delivers to the Underwriters a signed letter substantially similar to this Lock-Up Agreement and in form and substance satisfactory to you. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 150 days after the effective date of the Registration Statement, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any substantially similar securities of the Company, including, but not limited to, any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

          In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

          The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

          This agreement shall lapse and become null and void if the Public Offering shall not have been completed on or before the date that is one month from the date of this Lock-Up Agreement.

          The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

          THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.


                            [Signature Page Follows]

                                                Very truly yours,



                                                By:
                                                    Name:
                                                    Title:


Accepted as of the date first
set forth above:

J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION
SOUNDVIEW TECHNOLOGY GROUP, INC.
   Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

By:  J.P. MORGAN SECURITIES INC.


By:
    Name:
    Title: